Exhibit 99.1

IDEXX Laboratories Announces Second Quarter Results

-- Overall revenues increase 13%, driven by CAG Diagnostics recurring revenue growth of 13% reported and 12% organic

-- EPS increases 23% to $0.74, up 33% on a constant currency basis

-- Premium instrument placements increase 31%, including 18% growth in Catalyst® and 467 IDEXX SediVue™ Dx placements

-- Revenue guidance for 2016 increased by $25 million, reflecting increase in full year growth outlook to 9.5% - 11.0% (10.0% - 11.5% on an organic basis)

-- EPS guidance for 2016 increased to $2.32 - $2.39 on higher revenue and operating margin outlook

WESTBROOK, Maine, Aug. 2, 2016 /PRNewswire/ -- IDEXX Laboratories, Inc. (NASDAQ: IDXX) today reported revenues for the second quarter of 2016 of $467 million, an increase of 13% compared to the prior year period. Organic revenue growth for the quarter was also 13%, supported by strong growth in the Companion Animal Group ("CAG") and Water segments.

Earnings per diluted share ("EPS") for the quarter was $0.74, an increase of 23% compared to the prior year period, while absorbing a negative $0.06 per share impact related to net changes in foreign exchange, resulting in constant currency EPS growth of 33%. The federal research and development tax credit, which benefited the current but not the prior year period, had a 2% favorable impact to EPS growth.

"We accelerated growth in the second quarter, further demonstrating the benefits of bringing our innovations to an attractive global market with an expanded commercial presence, including our move to a fully-direct sales strategy in the US companion animal market in 2015," said Jonathan Ayers, the Company's Chairman and Chief Executive Officer. "Our teams accomplished strong revenue gains across US and all international regions, with flow-through benefits that drove very strong profit results.

"We successfully launched SediVue Dx, our novel urine sediment point-of-care analyzer, with placements of 467 units in the quarter. This performance reflects the positive customer response to the streamlined workflow, high quality images, and consistency of results from the analyzer compared to the traditionally challenging manual process involving microscopic interpretation.

"We also achieved continued productivity gains in our commercial capabilities to drive another highly successful quarter for placements of Catalyst chemistry instruments, with placement of 1,334 systems, including 502 in North America. Impressively, an estimated 663 of our worldwide placements were to new and competitive accounts. Our global momentum in instrument placements drove accelerated 14% global reported and organic revenue gains in the recurring revenue of instrument consumables.

"Strong global commercial execution further drove the revenue growth of reference laboratory diagnostic and consulting services, with 15% reported and 14% organic gains, including strong double-digit growth in both the US and international regions. Reference lab revenue performance was supported by the growing appreciation of veterinarians around the world that IDEXX SDMA™ is a more reliable indicator of kidney related health than the traditional key kidney parameter, creatinine.

"We also continued to drive strong global growth in our Water business, with revenues up 11% reported and 12% organically in the quarter, expanding this base of highly profitable and durable recurring revenue.

"IDEXX innovations are resonating with customers, and with our expanded commercial capabilities, we are helping to transform the role of diagnostics in our markets. We clearly are firing on all cylinders.

"Given these strong results and related momentum, we are on track towards delivering on the consistent, long-term 10%+ annual constant currency revenue growth potential we see for our business," said Ayers.

Second Quarter Financial Performance Highlights

Companion Animal Group revenue grew 14%, or 13% on an organic basis, in the second quarter. These results were driven by 13% reported and 12% organic growth in CAG Diagnostics recurring revenues, and 35% reported and organic revenue growth in CAG Diagnostics instruments. As noted, CAG Diagnostics recurring revenue gains were supported by strong growth in reference laboratory diagnostic and consulting services and IDEXX VetLab® consumables. Rapid assay reported and organic revenue growth increased 7% due to higher volume and timing of promotional programs.

Water revenue grew 11%, or 12% on an organic basis, in the second quarter, driven by worldwide increases in core coliform and E.coli products, as well as an approximate 4% growth benefit from project related revenues and incremental revenues associated with the 2015 Crypto outbreak in the UK.

Livestock, Poultry and Dairy ("LPD") revenue increased 2%, or 4% on an organic basis, in the second quarter, reflecting solid growth in China and Latin America, partially offset by lower bovine revenue in Europe.

Gross profit increased 12% compared to the prior year period. Gross margin decreased from 56.3% to 55.8%, reflecting the unfavorable impact of foreign exchange rates (including 1.2% of negative gross margin impact related to the lapping of prior year hedge gains). On a constant currency basis, gross margin improved solidly driven by benefits from moderate price gains and productivity achieved in our reference laboratory and veterinary software service businesses, which offset mix impacts from higher instrument revenues.

Operating expenses increased 8% in the second quarter, in line with first quarter growth levels and relatively lower than expected, in part reflecting delays in timing for certain investments. Operating margin was 22.3% in the second quarter, up from prior year period operating margin of 21.4%, reflecting flow-through benefits from very strong second quarter revenue growth.

Outlook for 2016

The Company is increasing its 2016 revenue guidance by $25 million and its 2016 EPS guidance by $0.14 per share to reflect its strong second quarter operating results, positive revenue growth trends, and expectations for relatively higher operating margins.

At the revised current foreign exchange rates assumptions below, the effect of the stronger US dollar compared to rates in effect in 2015 will adversely impact 2016 reported revenue growth by approximately 1%, EPS by an estimated $0.20 per share (including lapping of prior year hedge gains), EPS growth by 10%, and Adjusted EPS growth by 9%.

The Company provides the following updated guidance for 2016:

Amounts in millions except per share data and percentages
	Guidance Range	Growth Definition	Year-over-Year Growth

Revenue	$1,755 - $1,775	Reported Organic Revenue Growth	9.5% to 11.0% 10.0% to 11.5%

EPS	$2.32 - $2.39	Reported Adjusted Constant Currency Adjusted	13% to 17% 10% to 13% 19% to 23%

Operating Cash Flow	~135% of net income
Free Cash Flow	~100% of net income
Capital Expenditures	~$90 million

The guidance above assumes that the value of the US dollar relative to other currencies will reflect the euro at $1.10, the British pound at $1.30, the Canadian dollar at $0.77, the Australian dollar at $0.75 and the Japanese yen at ¥104 to the US dollar for the remainder of 2016.

We now expect that operating margins for the full year will be approximately 19.0%. Adjusted for foreign currency impacts (including comparisons to 2015 hedge gains) and the 2015 software impairment charge, we have targeted operating margin improvement of approximately 100 basis points from 2015 levels.

We continue to expect an effective tax rate of approximately 30.5% to 31.0%. We are now projecting a reduction in weighted average shares outstanding of approximately 3.0%, and expect interest expense, net of interest income, of approximately $29 million reflecting current and projected borrowings.

Conference Call and Webcast Information

IDEXX Laboratories, Inc. will be hosting a conference call today at 8:30 a.m. (Eastern) to discuss its second quarter results and management's outlook. To participate in the conference call, dial 800-230-1096 or 612-332-0107 and reference confirmation code 397786. An audio replay will be available through Tuesday, August 9, 2016 by dialing 800-475-6701 or 320-365-3844 and referencing replay code 397786.

The call will also be available via live or archived webcast on the IDEXX Laboratories' website at www.idexx.com and will be available for one year.

About IDEXX Laboratories, Inc.

IDEXX Laboratories, Inc. is a leader in pet healthcare innovation, serving practicing veterinarians around the world with a broad range of diagnostic and information technology-based products and services. IDEXX products enhance the ability of veterinarians to provide advanced medical care, improve staff efficiency and build more economically successful practices. IDEXX is also a worldwide leader in providing diagnostic tests and information for livestock and poultry and tests for the quality and safety of water and milk. Headquartered in Maine, IDEXX Laboratories employs 7,000 people and offers products to customers in over 175 countries.

Statement Regarding Non-GAAP Financial Measures

The following provides information regarding certain measures used in this earnings release and/or the accompanying earnings conference call that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"), otherwise referred to as non-GAAP financial measures. To supplement the Company's consolidated results presented in accordance with GAAP, the Company has disclosed non-GAAP financial measures that exclude or adjust certain items. Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of the Company's business performance and liquidity and are useful for period-over-period comparisons of the performance of the Company's business and its liquidity and to the performance and liquidity of our peers. While management believes that these non-GAAP financial measures are useful in evaluating the Company's business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

The following section defines terms and conventions used in this earnings release and/or the accompanying earnings conference call, including non-GAAP financial measures, and includes applicable information regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, as appropriate:

Adjusted EPS and Adjusted EPS growth - Adjusted EPS and Adjusted EPS growth are non-GAAP financial measures. Adjusted EPS excludes non-recurring items. Management believes that reporting Adjusted EPS provides useful information to investors by facilitating easier comparisons of our EPS performance with prior and future periods. The 2016 projected Adjusted EPS growth calculation uses Adjusted 2015 EPS, which excludes from 2015 reported earnings the third quarter 2015 non-cash software impairment charge of $8.2 million or $0.06 per share.

Constant currency - Constant currency references are non-GAAP financial measures and exclude the impact of changes in foreign currency exchange rates. Management believes that providing constant currency information provides valuable supplemental information regarding our revenue, gross profit and margin, operating profit and margin, and EPS performance because it is consistent with how management evaluates our performance and facilitates comparisons with prior and future periods. We estimated the net impacts of currency on our revenue, gross profit, operating profit, EPS and Adjusted EPS results by restating results to the average exchange rates or exchange rate assumptions for the comparative period, which includes adjusting for the estimated impacts of foreign currency hedging transactions and certain impacts on our effective tax rates. These estimated currency changes reduced second quarter 2016 gross profit growth by 3%, operating profit growth by 8%, and EPS growth by 10%, and reduced projected 2016 revenue growth by 1%, projected 2016 EPS growth by 10%, and projected 2016 Adjusted EPS growth by 9%. Constant currency revenue growth represents the percentage change in revenue during the applicable period, as compared to the prior year period, excluding the impact of changes in foreign currency exchange rates. See the supplementary analysis of results below for revenue percentage change from currency for the three and six months ended June 30, 2016.

Free cash flow - Free cash flow is a non-GAAP financial measure and means, with respect to a measurement period, the cash generated from operations during that period, including tax benefits attributable to share-based compensation arrangements, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. See the supplementary analysis of results below for our calculation of free cash flow for the six months ended June 30, 2016 and 2015. To estimate projected 2016 free cash flow we have deducted approximately $90 million for projected purchases of property and equipment and added approximately $10 million for the projected tax benefits from share-based compensation arrangements.

Growth and organic growth - All references to growth and organic growth refer to growth compared to the equivalent prior year period unless specifically noted.

Organic revenue growth - Organic revenue growth is a non-GAAP financial measure. Management believes that reporting organic revenue growth provides useful information to investors by facilitating easier comparisons of our revenue performance with prior and future periods and to the performance of our peers. Organic revenue growth for the second quarter of 2016 excludes the impact of changes in foreign currency exchange rates, which had a 0.4% unfavorable impact on revenue growth, and revenue from business acquisitions, which contributed 0.5% to revenue growth. See the supplementary analysis of results below for a reconciliation of reported revenue growth to organic revenue growth for the three and six months ended June 30, 2016. With respect to the projected 2016 organic revenue growth for the Company it excludes the negative impact of changes in foreign currency exchange rates, which is projected to be 1%, and excludes the positive impact of revenue from business acquisitions, which is projected to contribute 0.5%.

Note Regarding Forward-Looking Statements
This earnings release contains statements about the Company's business prospects and estimates of the Company's financial results for future periods that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are included above under "Outlook for 2016" and elsewhere and can be identified by the use of words such as "expects," "may," "anticipates," "intends," "would," "will," "plans," "believes," "estimates," "should," and similar words and expressions. Our forward-looking statements include statements relating to our revenue growth and EPS outlooks; operating and free cash flow forecast; projected impact of foreign currency exchange rates; and projected operating margins, capital expenditures, tax benefits from share-based compensation arrangements, effective tax rate, weighted average shares outstanding and interest expense. These statements are based on management's expectation of future events as of the date of this earnings release, and the Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management's expectations. Factors that could cause or contribute to such differences include the following: the Company's ability to successfully execute its strategy, including supporting its all-direct sales strategy in the US; the Company's ability to develop, manufacture, introduce and market new products and enhancements to existing products; the Company's ability to achieve cost improvements in its worldwide network of laboratories and in the manufacture and service of in-clinic instruments;the Company's ability to identify acquisition opportunities, complete acquisitions and integrate acquired businesses; disruptions, shortages or pricing changes that affect the Company's purchases of products and materials from third parties, including from sole source suppliers; the effectiveness of the Company's sales and marketing activities; the Company's ability to manufacture complex biologic products; the impact of a change to our relationship with the Company's former distributors;the impact of distributor purchasing decisions on sales of the Company's products that are sold through distribution; the Company's ability to manage the risks associated with the use of distributors to sell the Company's products; the impact of increased competition from existing and new technologies and technological advances by our competitors; the promotion and sale of our competitors' products by our former US distribution partners; the effect of government regulation on the Company's business, including government decisions about whether and when to approve the Company's products and decisions regarding labeling, manufacturing and marketing products; the impact of consolidation in our customer base, including veterinary hospital consolidation, and the prevalence of buying consortiums on the markets for the Company's products; the Company's ability to obtain patent and other intellectual property protection for its products, successfully enforce its intellectual property rights and defend itself against third party claims against the Company; changes in testing patterns or practices in veterinary medicine that affect the rate of use of the Company's products and services by veterinarians; a failure or perceived failure to comply with regulations and our policies regarding the privacy and protection of user data; the effect of any strengthening of the rate of exchange for the US dollar; the impact of a weak economy on demand for the Company's products and services or increased customer credit risk; the effects of operations outside the US, including from currency fluctuations, different regulatory, political and economic conditions, and different market conditions and local business and cultural factors; the impact of the Company's limited experience and small scale in the human point-of-care market; the effects of interruptions to the Company's operations due to natural or man-made disasters, system failures or disruptions or security breaches; the effect of any adverse changes in the financial markets on the value of the Company's investment portfolio; the effect on the Company's stock price if quarterly or annual operating results do not meet expectations of market analysts or investors in future periods; potential exposures related to our worldwide provision for income taxes and the potential loss of tax incentives; and the Company's ability to obtain financing on favorable terms. A further description of these and other factors can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2016,in the sections captioned "Risk Factors," as well as the Company's other periodic reports filed or to be filed with the Securities and Exchange Commission.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
Amounts in thousands except per share data (Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2016	2015	2016	2015
Revenue:	Revenue	$ 466,569	$ 413,343	$ 884,119	$ 795,820
Expenses and
Income:	Cost of revenue	206,026	180,586	396,039	347,519
	Gross profit	260,543	232,757	488,080	448,301
	Sales and marketing	76,652	75,217	156,481	150,353
	General and administrative	54,317	44,920	103,612	87,519
	Research and development	25,412	24,317	50,032	49,323
	Income from operations	104,162	88,303	177,955	161,106
	Interest expense, net	(7,276)	(6,700)	(14,760)	(12,579)
	Income before provision for income taxes	96,886	81,603	163,195	148,527
	Provision for income taxes	29,680	24,665	49,964	45,011
Net Income:	Net income	67,206	56,938	113,231	103,516
	Less: Noncontrolling interest in subsidiary's
	earnings	4	26	10	10
	Net income attributable to stockholders	$ 67,202	$ 56,912	$ 113,221	$ 103,506
	Earnings per share: Basic	$0.75	$0.61	$1.26	$1.10
	Earnings per share: Diluted	$0.74	$0.60	$1.25	$1.09
	Shares outstanding: Basic	89,824	93,384	89,874	93,829
	Shares outstanding: Diluted	90,817	94,306	90,858	94,934

IDEXX Laboratories, Inc. and Subsidiaries
Selected Operating Information(Unaudited)

		Three Months Ended		Six Months Ended
		June 30,	June 30,	June 30,	June 30,
		2016	2015	2016	2015
Operating	Gross profit	55.8%	56.3%	55.2%	56.3%
Ratios (as a	Sales, marketing, general and
percentage of	administrative expense	28.1%	29.1%	29.4%	29.9%
revenue):	Research and development expense	5.4%	5.9%	5.7%	6.2%
	Income from operations[1]	22.3%	21.4%	20.1%	20.2%

[1]Amounts presented may not recalculate due to rounding.

IDEXX Laboratories, Inc. and Subsidiaries
Segment Information
Amounts in thousands (Unaudited)

		Three Months Ended		Three Months Ended
		June 30,	Percent of	June 30,	Percent of
		2016	Revenue	2015	Revenue
Revenue:	CAG	$ 400,223		$ 351,620
	Water	27,829		25,051
	LPD	32,856		32,059
	Other	5,661		4,613
	Total	$ 466,569		$ 413,343

Gross Profit[1]:	CAG	$ 220,003	55.0%	$ 192,756	54.8%
	Water	19,380	69.6%	18,013	71.9%
	LPD	19,178	58.4%	20,170	62.9%
	Other	2,291	40.5%	1,665	36.1%
	Unallocated Amounts	(309)	N/A	153	N/A
	Total	$ 260,543	55.8%	$ 232,757	56.3%

Income from
Operations[1]:	CAG	$ 91,019	22.7%	$ 68,085	19.4%
	Water	12,743	45.8%	11,951	47.7%
	LPD	5,069	15.4%	6,579	20.5%
	Other	(920)	(16.3%)	(933)	(20.2%)
	Unallocated Amounts	(3,749)	N/A	2,621	N/A
	Total	$ 104,162	22.3%	$ 88,303	21.4%

		Six Months Ended		Six Months Ended
		June 30,	Percent of	June 30,	Percent of
		2016	Revenue	2015	Revenue
Revenue:	CAG	$ 757,862		$ 676,151
	Water	51,381		46,749
	LPD	63,712		63,329
	Other	11,164		9,591
	Total	$ 884,119		$ 795,820

Gross Profit[1]:	CAG	$ 410,795	54.2%	$369,690	54.7%
	Water	35,486	69.1%	33,161	70.9%
	LPD	37,155	58.3%	40,178	63.4%
	Other	5,214	46.7%	4,138	43.1%
	Unallocated Amounts	(570)	N/A	1,134	N/A
	Total	$ 488,080	55.2%	$ 448,301	56.3%

Income from
Operations[1]:	CAG	$ 152,397	20.1%	$ 121,603	18.0%
	Water	22,422	43.6%	21,312	45.6%
	LPD	9,639	15.1%	13,535	21.4%
	Other	(1,757)	(15.7%)	(1,255)	(13.1%)
	Unallocated Amounts	(4,746)	N/A	5,911	N/A
	Total	$ 177,955	20.1%	$ 161,106	20.2%

[1]Effective January 1, 2016, we modified our management reporting to provide a more comprehensive view of the performance of our operating segments by including the capitalization of variances between standard and actual manufacturing costs, which adjusts the timing of cost recognition from when the variance is created to the period in which the related inventory is sold. Prior to January 1, 2016, the capitalization and subsequent recognition of these variances were not allocated to our operating segments and were instead reported under the caption "Unallocated Amounts". The segment gross profit and income (loss) from operations within this report for the three and six months ended June 30, 2015 has been retrospectively revised to reflect this change to our reportable segments.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Three Months Ended
Net Revenue	June 30, 2016	June 30, 2015	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG	$400,223	351,620	$48,603	13.8%	(0.2%)	0.5%	13.5%
Water	27,829	25,051	2,778	11.1%	(1.2%)	-	12.3%
LPD	32,856	32,059	797	2.5%	(1.6%)	-	4.1%
Other	5,661	4,613	1,048	22.7%	0.2%	-	22.5%
Total	$466,569	413,343	$53,226	12.9%	(0.4%)	0.5%	12.8%

	Three Months Ended
Net Revenue	June 30, 2016	June 30, 2015	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

United States	$285,758	$254,242	$31,516	12.4%	-	0.2%	12.2%
International	180,811	159,101	21,710	13.6%	(1.0%)	0.8%	13.8%
Total	$466,569	$413,343	$53,226	12.9%	(0.4%)	0.5%	12.8%

	Three Months Ended
Net CAG Revenue	June 30, 2016	June 30, 2015	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG Diagnostics recurring revenue:	$338,298	$300,146	$38,152	12.7%	(0.2%)	0.6%	12.3%
IDEXX VetLab consumables	114,561	100,743	13,818	13.7%	(0.2%)	-	13.9%
IDEXX VetLab service and accessories	14,826	14,018	808	5.8%	0.2%	-	5.6%
Rapid assay products	55,777	52,182	3,595	6.9%	0.2%	-	6.7%
Reference laboratory diagnostic and consulting services	153,134	133,203	19,931	15.0%	(0.3%)	1.4%	13.9%
CAG Diagnostics capital - instruments	32,520	24,064	8,456	35.1%	(0.2%)	-	35.3%
Veterinary software, services and diagnostic imaging systems[4]	29,405	27,410	1,995	7.3%	(0.4%)	-	7.7%
Net CAG revenue	$400,223	$351,620	$48,603	13.8%	(0.2%)	0.5%	13.5%

[1]The percentage change from currency is a non-GAAP financial measure. This measure represents the percentage change in revenue resulting from the difference between the average exchange rates during the three months ended June 30, 2016 and the same period of the prior year applied to foreign currency-denominated revenues for the three months ended June 30, 2015.

[2]The percentage change from acquisitions is a non-GAAP financial measure. This measure represents the percentage change in revenue during the three months ended June 30, 2016 compared to the three months ended June 30, 2015 attributed to acquisitions subsequent to March 31, 2014.

[3]Organic revenue growth is a non-GAAP financial measure and represents the percentage change in revenue during the three months ended June 30, 2016 compared to the three months ended June 30, 2015 net of acquisitions and the effect of changes in foreign currency exchange rates.

[4]During the second quarter of 2016, we renamed our customer information management and diagnostic imaging systems line of business in the CAG segment to veterinary software, services and diagnostic imaging systems. Financial results were not adjusted as a result of this name change.

IDEXX Laboratories, Inc. and Subsidiaries
Revenues and Revenue Growth Analysis by Product and Service Categories and by Domestic and International Markets
Amounts in thousands (Unaudited)

	Six Months Ended
Net Revenue	June 30, 2016	June 30, 2015	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG	$757,862	$676,151	$81,711	12.1%	(0.8%)	0.5%	12.4%
Water	51,381	46,749	4,632	9.9%	(1.9%)	-	11.8%
LPD	63,712	63,329	383	0.6%	(3.2%)	-	3.8%
Other	11,164	9,591	1,573	16.4%	-	-	16.4%
Total	$884,119	$795,820	$88,299	11.1%	(1.1%)	0.4%	11.8%

	Six Months Ended
Net Revenue	June 30, 2016	June 30, 2015	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

United States	$544,697	$489,650	$55,047	11.2%	-	0.2%	11.0%
International	339,422	306,170	33,252	10.9%	(2.9%)	0.8%	13.0%
Total	$884,119	$795,820	$88,299	11.1%	(1.1%)	0.4%	11.8%

	Six Months Ended
Net CAG Revenue	June 30, 2016	June 30, 2015	Dollar Change	Percentage Change	Percentage Change from Currency[1]	Percentage Change from Acquisitions[2]	Organic Revenue Growth[3]

CAG Diagnostics recurring revenue:	$643,808	$578,911	$64,897	11.2%	(0.9%)	0.6%	11.5%
IDEXX VetLab consumables	222,520	199,135	23,385	11.7%	(1.0%)	-	12.7%
IDEXX VetLab service and accessories	28,583	27,548	1,035	3.8%	(0.6%)	-	4.4%
Rapid assay products	98,863	95,819	3,044	3.2%	(0.1%)	-	3.3%
Reference laboratory diagnostic and consulting services	293,842	256,409	37,433	14.6%	(1.1%)	1.4%	14.3%
CAG Diagnostics capital - instruments	55,494	44,178	11,316	25.6%	(1.0%)	-	26.6%
Veterinary software, services and diagnostic imaging systems[4]	58,560	53,062	5,498	10.4%	(0.5%)	-	10.9%
Net CAG revenue	$757,862	$676,151	$81,711	12.1%	(0.8%)	0.5%	12.4%

[1]The percentage change from currency is a non-GAAP financial measure. This measure represents the percentage change in revenue resulting from the difference between the average exchange rates during the six months ended June 30, 2016 and the same period of the prior year applied to foreign currency-denominated revenues for the six months ended June 30, 2015.

[2]The percentage change from acquisitions is a non-GAAP financial measure. This measure represents the percentage change in revenue during the six months ended June 30, 2016 compared to the six months ended June 30, 2015 attributed to acquisitions subsequent to December 31, 2014.

[3]Organic revenue growth is a non-GAAP financial measure and represents the percentage change in revenue during the six months ended June 30, 2016 compared to the six months ended June 30, 2015 net of acquisitions and the effect of changes in foreign currency exchange rates.

[4]During the second quarter of 2016, we renamed our customer information management and diagnostic imaging systems line of business in the CAG segment to veterinary software, services and diagnostic imaging systems. Financial results were not adjusted as a result of this name change.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
Amounts in thousands (Unaudited)

					June 30,	December 31,
					2016	2015
Assets:		Current Assets:
		Cash and cash equivalents			$ 141,139	$ 128,994
		Marketable securities			229,063	213,591
		Accounts receivable, net			212,229	188,318
		Inventories			175,688	188,833
		Other current assets			62,991	101,898
		Total current assets			821,110	821,634
		Property and equipment, net			347,161	333,026
		Other long-term assets, net			320,970	320,333
		Total assets			$ 1,489,241	$ 1,474,993
Liabilities and
Stockholders'
Deficit:		Current Liabilities:
		Accounts payable			$ 50,085	$ 52,648
		Accrued liabilities			188,842	205,530
		Line of credit			558,000	573,000
		Deferred revenue			25,849	25,583
		Total current liabilities			822,776	856,761
		Long-term debt			597,958	597,085
		Other long-term liabilities, net			77,005	105,142
		Total long-term liabilities			674,963	702,227

	Total stockholders' deficit				(8,638)	(84,125)
	Noncontrolling interest				140	130
	Total stockholders' deficit				(8,498)	(83,995)
	Total liabilities and stockholders' deficit				$ 1,489,241	$ 1,474,993

IDEXX Laboratories, Inc. and Subsidiaries
Selected Balance Sheet Information(Unaudited)

		June 30,	March 31,	December 31,	September 30,	June 30,
		2016	2016	2015	2015	2015
Selected
Balance Sheet	Days sales outstanding[1]	41.5	43.7	43.3	43.8	43.7
Information:	Inventory turns[2]	1.7	1.6	1.5	1.5	1.5

[1]Days sales outstanding represents the average of the accounts receivable balances at the beginning and end of each quarter divided by revenue for that quarter, the result of which is then multiplied by 91.25 days.

[2]Inventory turns represent inventory-related cost of product sales for the twelve months preceding each quarter-end divided by the inventory balance at the end of the quarter.

IDEXX Laboratories, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
Amounts in thousands (Unaudited)

		Six Months Ended
		June 30,	June 30,
		2016	2015
Operating:	Cash Flows from Operating Activities:
	Net income	$ 113,231	$ 103,516
	Non-cash charges	53,673	42,396
	Changes in assets and liabilities	(27,972)	(71,644)
	Tax benefit from share-based compensation arrangements	(4,791)	(8,746)
	Net cash provided by operating activities	134,141	65,522
Investing:	Cash Flows from Investing Activities:
	Purchases of property and equipment	(37,868)	(46,873)
	Purchase of marketable securities	(123,809)	(190,370)
	Proceeds from the sale and maturities of marketable securities	108,115	10,039
	Acquisitions of businesses, net of cash acquired	-	(383)
	Net cash used by investing activities	(53,562)	(227,587)
Financing:	Cash Flows from Financing Activities:
	Repayments on revolving credit facilities, net	(15,000)	(51,000)
	Issuance of long-term debt	-	250,097
	Repurchases of common stock	(76,536)	(220,097)
	Debt issue costs	(57)	(127)
	Proceeds from the exercise of stock options and employee stock purchase plans	17,554	15,650
	Payment of acquisition-related contingent consideration	(2,717)	-
	Tax benefit from share-based compensation arrangements	4,791	8,746
	Net cash (used) provided by financing activities	(71,965)	3,269
	Net effect of changes in exchange rates on cash	3,531	(588)
	Net increase (decrease) in cash and cash equivalents	12,145	(159,384)
	Cash and cash equivalents, beginning of period	128,994	322,536
	Cash and cash equivalents, end of period	$ 141,139	$ 163,152

IDEXX Laboratories, Inc. and Subsidiaries
Free Cash Flow[1]
Amounts in thousands (Unaudited)
		Six Months Ended
		June 30,	June 30,
		2016	2015
Free Cash
Flow:	Net cash provided by operating activities	$ 134,141	$ 65,522
	Financing cash flows attributable to tax benefits from share-based compensation arrangements	4,791	8,746
	Investing cash flows attributable to purchases of property and equipment	(37,868)	(46,873)
	Free cash flow	$ 101,064	$ 27,395

[1]Free cash flow is a non-GAAP financial measure and is calculated from cash generated from operations, including tax benefits attributable to share-based compensation arrangements, reduced by the Company's investments in property and equipment. Management believes free cash flow is a useful measure because it indicates the cash the operations of the business are generating after appropriate reinvestment for recurring investments in property and equipment that are required to operate the business. Management also believes this is a common financial measure useful to further evaluate the results of operations.

IDEXX Laboratories, Inc. and Subsidiaries
Common Stock Repurchases
Amounts in thousands except per share data (Unaudited)
	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Share repurchases during the period	269	1,415	977	3,133
Shares surrendered by employees in payment for minimum
required withholding taxes due on share based compensation	2	2	54	64
Total number of shares purchased[1]	271	1,417	1,031	3,197
Average price paid per share	$86.46	$66.07	$74.38	$72.63

Shares remaining under repurchase authorization as of June 30, 2016 totaled 5,829,035.

[1]Shares repurchased and acquired through employee surrender for payment of minimum required withholding taxes on and before June 15, 2015 and the associated average cost per share have been adjusted to reflect the June 15, 2015 two-for-one stock split.  Actual shares repurchased were approximately 890,000 for the three months ended June 30, 2015, and 1,749,000 for the six months ended June 30, 2015.

Contact: Ed Garber, Director, Investor Relations, 1-207-556-8155

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